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                                  EXHIBIT 10.15

Agreement dated December 19th, 2000 by and between NOCOPI TECHNOLOGIES, INC., a corporation organized and existing under the laws of Maryland, with offices at 537 Apple Street, West Conshohocken, Pennsylvania 19428-2903 ("NOCOPI"), and WESTVACO BRAND SECURITY INC., a corporation organized and existing under the laws of Delaware, with offices at One High Ridge Park, Stamford, Connecticut 06905, and its AFFILIATES ("LICENSEE").

1. This Agreement amends a certain License Agreement (the "License Agreement") between the parties dated as of September 1, 2000.

   Section 1.13 is amended to state in its entirely as follows:

   Section 1.13 As used here there term "TERRITORY" shall mean the world with the exclusion of EUROPE as defined in the License Agreement.

   Section 4.03 is deleted in its entirely and all payments made to date under this section shall be returned to LICENSEE.

   Sections 7.01 and 7.02.1 are amended to set forth in their entirety are follows:

         7.01 This Agreement shall commence on September 1, 2000 and shall continue until August 31, 2003 (unless terminated as hereinafter provided); and thereafter from year to year, unless and until terminated as provided for in Clause 7.02.1 hereof.

         7.02 LICENSEE and NOCOPI shall have the option of terminating this Agreement in the following circumstances:

         7.02.1 After August 31, 2003, by one hundred and twenty (120) days' notice, in advance and in writing, given by either Party to the other.

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2. If at any time during the term of the License Agreement, NOCOPI becomes able to grant LICENSEE the exclusive right to market, promote, sell and manufacture EXCLUSIVE PRODUCTS throughout the world, and the non-exclusive right to market, promote, sell and manufacture NON-EXCLUSIVE PRODUCTS, throughout the world, then TERRITORY shall be immediately redefined to include EUROPE, and NOCOPI will take all necessary actions to confirm such right.

   IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective representatives thereunto duly authorized as of the date first hereinabove written.

                                       NOCOPI TECHNOLOGIES, INC.


                                       per:  /s/
                                             -----------------------------------
                                             Michael Feinstein, M.D.
                                             Chairman



                                       WESTVACO BRAND SECURITY INC.

                                       per: /s/
                                            ------------------------------------
                                            Stanley Gene Hart
                                            President